UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

Secure Computing Corporation

(Exact name of registrant as specified in its charter)

000-27074

(Commission File Number)

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4810 Harwood Road

San Jose, CA 95124

(Address of principal executive offices, with zip code)

(408) 979-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Secure Computing Corporation (the “Company”) entered into a standard form of indemnification agreement (the “Agreement”) with the following directors of the Company on the following dates: Cary Davis on January 31, 2006, Robert J. Frankenberg on January 31, 2006, James Jordan on February 1, 2006, John McNulty on February 1, 2006, Stephen Puricelli on January 31, 2006, Eric Rundquist on January 31, 2006, Richard Scott on January 31, 2006 and Alexander Zakupowsky, Jr. on February 1, 2006.

The Company’s indemnification agreements contain provisions which may require the Company, among other things, to indemnify the Company’s directors against a number of liabilities that may arise by reason of their status or service as directors (other than liabilities arising from a breach of the duty of loyalty, intentional misconduct or knowing violation of the law or the purchase and sale of securities in violation of Section 16(b) of the Securities Exchange Act of 1934) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.6 Form of Indemnification Agreement between the Company and Cary Davis dated January 31, 2006, Robert J. Frankenberg dated January 31, 2006, James Jordan dated February 1, 2006, John McNulty dated February 1, 2006, Stephen Puricelli dated January 31, 2006, Eric Rundquist dated January 31, 2006, Richard Scott dated January 31, 2006 and Alexander Zakupowsky, Jr. dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: February 3, 2006	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf
Senior Vice President and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)